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                                                                  EXHIBIT 23.12

                        CONSENT OF NYHAN & MAZZA, P.C.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion of our report dated March 27, 1996 relating to Additional Technical Support, Inc. and Affiliates for the years ended July 31, 1995 and July 31, 1994, included in the Current Report on Form 8-K of AccuStaff Incorporated dated February 20, 1996 in the Registration Statement (Reg. No. 333-12207) and related Prospectus of AccuStaff Incorporated on Form S-4.

  We also consent to the reference to our firm under the caption "Experts".

                                          /s/ Nyhan & Mazza, P.C.

Nyhan & Mazza, P.C.

October 3, 1996